Exhibit 10.8

OPTION AGREEMENT

TO ACQUIRE MINING CONCESSION

Camila Breccia

This option agreement dated for reference 1st February 2008 is between Minera Farellón Limitada, a Chilean company with an office at Baldomero Lillo 3260, Vallenar, Huasco, III Region, Chile (“Farellón”), and Minera Polymet Limitada, a Chilean company formed by Red Lake Exploration, Inc., a Nevada corporation with a registered office at 711 South Carson Street, Suite 4, Carson City, Nevada 89701 (“Polymet”).

Whereas Farellón has an option to purchase the Camila mining holdings in Chile from Hernán Alcides Iribarren Torres and Ingenieria de Proyectos, Desarrollo, Estudios y Servicios H.I.T Limitada, dated 7th December 2007, attached as exhibit A (the “Camila Agreement”), and has agreed to assign the Camila Agreement to Polymet, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that:

1.	Farellón grants Polymet the option to buy the Camila Agreement on the following terms (“Option”):
a.	The Option begins on the date of this agreement and ends on 21st November 2008 (the “Term”).
b.	As consideration for granting the Option, Polymet will pay Farellón $5,000 when this agreement is signed and $50,000 by 23rd May 2008.
c.
Farellón will pay the patentes due at the end of March 2008 and any other property costs that are due during the Term to keep the Camila Agreement in good standing, and Polymet will reimburse Farellón on request.

d.
Polymet can exercise the option at any time until the end of the Term by notifying Farellón in writing that it intends to exercise the Option and paying Farellón $50,000 by the close of business on 21st November 2008.

e.	The Option ends if Polymet fails to make any of the payments required during the Term or on 21st November 2008 if Polymet fails to notify Farellón that it intends to exercise the Option.
f.	All currency amounts are stated in United States dollars.

2.
When Farellón receives the exercise notice and payment required in paragraph 1(d), Farellón will irrevocably assign the Camila Agreement to Polymet and Polymet will accept the assignment and assume all of Farellón’s rights and obligations under the Camila Agreement as though Polymet were the original party to the Camila Agreement.

3.
The parties will use their best efforts to ensure that the terms of this agreement are legalized in Chile and recorded in the register of the Conservador de Minas in Vallenar as soon as reasonably possible.  In the case of any conflict between the provisions of this agreement and the provisions of the agreement recorded in Vallenar, the terms of the agreement recorded in Vallenar govern.

4.	Farellón represents and warrants to Polymet that:
a.	It is duly formed under the laws of Chile and has the authority and right to assign the Camila Agreement.
b.	It has made all of the payments required and fulfilled all other obligations under the Camila Agreement to the date of this agreement.
c.	It has not assigned any interest in the Camila Agreement to any other party.
d.	The Camila Agreement is in good standing and free of any claims or potential claims from third parties as of the date of this agreement.

5.	Polymet represents and warrants that it is duly formed under the laws of Chile and has the authority to make this agreement.

6.	Time is of the essence of this agreement and of any amendment to it.

7.	If either party must perform under this agreement on a day that is not a business day in Chile, then the party must perform on the next business day in Chile.

8.
Any notice that must be given under this agreement must be in writing and delivered by hand or overnight courier to the party at the address given for the party on page 1or transmitted by fax or email to the fax number or email address that the parties will give each other.  Notice is deemed to have been received when it is delivered or transmitted if it is delivered or transmitted during normal business hours in Chile and on the next business day if it is delivered or transmitted outside of normal business hours.

9.	This agreement is the entire agreement between the parties and its terms may be waived or amended only in writing. No waiver of any term operates to waive any other term.

10.	This agreement does not create a partnership or joint venture or any other kind of business association between the parties and neither party has the power to bind the other in any way.

11.	Polymet may not assign its interest in this agreement without Farellón’s written consent.

12.	This agreement is binding on the parties and upon their respective successors and assigns.

13.	This agreement must be construed in accordance with the laws of Chile on the same terms as provided in the Purchase Agreement.

14.
No finding by a court of competent jurisdiction that any provision of this agreement is invalid, illegal, or otherwise unenforceable operates to impair or affect the remaining provisions which remain effective and enforceable.

15.	This agreement may be signed in counterparts and delivered to the parties by any means; and the counterparts together are deemed to be one original document.

The parties’ signatures below are evidence of their agreement.

Minera Farellón Limitada	Minera Polymet Limitada

/s/ Kevin Robert Mitchell	/s/ Kevin Robert Mitchell
Kevin Robert Mitchell Signed on February 1, 2008	Kevin Robert Mitchell Signed on February 1, 2008

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